                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.12


                                    PAGENET
                        PAGING NETWORK OF ATLANTA, INC.


                       SALES AND DISTRIBUTION AGREEMENT
                       --------------------------------

     This Agreement, made and entered into this 21 day of May, 1996 by and between Paging Network of Atlanta, Inc., with its principal place of business at 3475 Lenox Road Suite 500 Atlanta, GA. 30326 ("PageNet") and Satellink Paging with its principal place of business at _______________________ ("Reseller").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, PageNet has been authorized by the Federal Communications Commission ("FCC") to provide one-way paging services, including tone-only, digital display and alphanumeric paging services, in part or all of the areas served by the 404, 770, 706, 912, 803 telephone areas codes (the "Territory"); and

     WHEREAS, Reseller desires to purchase paging services from PageNet on a nonexclusive basis in accordance with the terms of this Agreement for the purpose of marketing and reselling such services to members of the public for use in the Territory; and

     WHEREAS, PageNet desires to sell paging services to Reseller for such resale purposes in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings:

     1.1 "Affiliate" of a party shall mean the entity that controls, is controlled by or is under common control with such party.

     1.2 "Agreement" shall mean this Sales and Distribution Agreement, and Exhibit A attached hereto.

     1.3  "Basic Services" shall have the meaning set forth in Paragraph 2.01

     1.4  "Basic Service Rate" shall have the meaning set forth in Paragraph
6.01.

     1.5 "End Users" shall mean individuals or entities that purchase paging services for the use for themselves or for their employees. End User shall also include agents or subcontractors of Reseller who obtain paging services from Reseller and/or PageNet and themselves market paging services. Under no circumstances shall "End Users" include entities or individuals (or affiliates thereof) licensed by the FCC to provide facilities based telecommunications services, unless PageNet's written approval shall have first been obtained.

     1.6  "FCC" shall have the meaning set forth in the first Whereas clause.

     1.7  "Optional Services" shall have the meaning set forth in Paragraph
2.02.

     1.8 "PageNet" shall have the meaning set forth in the preamble to this Agreement.

     1.9  "Paging Equipment" shall have the meaning set forth in Paragraph 2.04.

     1.10 "Paging Services" shall mean the Basic Services and the Optional Services.

     1.11 "Reseller" shall have the meaning set forth in the preamble to this Agreement.

     1.12 "Term" shall have the meaning set forth in Article IV.

     1.13 "Territory" shall have the meaning set forth in the first Whereas clause.


                                  ARTICLE II
                             PROVISION OF SERVICE
                             --------------------

     2.01 Basic Services. Subject to the terms of this Agreement, PageNet shall
          --------------
provide to Reseller as available in the Territory one-way tone-only, digital display, and/or alphanumeric paging services ("Basic Services") described in Exhibit A. Such Basic Services shall be provided on frequencies determined by PageNet in its sole discretion, for marketing and resale by Reseller to End Users in the Territory. PageNet shall have no obligation to provide Reseller with new or different services other than those services which are available for the Reseller market, except by a written amendment to Exhibit A, which amendment shall have been approved by both PageNet and Reseller.

     2.02 Optional Services. In conjunction with the Basic Services described in
          -----------------
Paragraph 2.01, PageNet shall provide to Reseller where available such optional services set forth in Exhibit A hereto ("Optional Services") as shall be requested from time to time by Reseller.

     2.03 Non-Exclusivity. The Paging Services provided hereunder shall be
          ---------------
provided to Reseller on a nonexclusive basis, and PageNet and its Affiliates shall have the right (a) to provide Basic Services and Optional Services to other entities for resale to End Users in the Territory and (b) to market and sell such Paging Services, directly or indirectly, to End Users in the Territory, including customers of Reseller. Nothing in this Agreement shall be construed to require PageNet or its Affiliates to provide Paging Services to Reseller for use or resale outside of the Territory.

     2.04 Paging Equipment. Reseller shall be responsible for the provision, and
          ----------------
the maintenance and repair, of paging receivers and accessory equipment ("Paging Equipment") to all End Users served by Reseller. Such Paging Equipment shall be compatible with PageNet's existing and future paging system operations. PageNet shall have the right to disapprove the use of any Paging Equipment that does not meet its standards of compatibility, which may include the requirement that all Paging Equipment be capable of operating at the speed and in the format as defined by PageNet, in its sole discretion. Although PageNet may, in its sole discretion, provide paging receivers and accessory equipment to the Reseller, PageNet undertakes herein no obligations to do so. Any provision of such equipment shall be by separate agreement.


                                  ARTICLE III
                            OBLIGATIONS OF RESELLER
                            -----------------------

     Throughout the term of this Agreement, Reseller shall market and provide the Paging Services described in Article II to End Users in the Territory in the following manner.

     3.01 Marketing. Reseller, at its own expense, shall use reasonable efforts
          ---------
to publicize the availability of and to promote and market the Paging Services to End Users in the Territory. If advertising and promotional materials for the Paging Services state that the services are made available through arrangements with PageNet, such materials shall be presented to PageNet in advance for its approval, which approval shall not be withheld unreasonably. Any material to which PageNet does not raise objections within thirty (30) days of its receipt by PageNet shall be deemed to be approved.

     3.02 Level of Services. Reseller shall provide Basic Services and Optional
          -----------------
Services to End Users on a prompt, courteous, and efficient basis and shall deal with End Users honestly and fairly. Reseller shall refrain from any statement, acts or omissions that would tend to discredit or reflect adversely upon the reputation of, or the quality of Paging Services provided by, Reseller, PageNet, or any other entity providing Paging Services in connection with PageNet.

     3.03 Paging Equipment. With respect to End Users served by Reseller,
          ----------------
Reseller shall furnish and maintain, or caused to be furnished and maintained, Paging Equipment in compliance with the terms of this Agreement and all applicable governmental requirements and standards.

     3.04 End User Fees. Charges to End Users for equipment furnished by
          -------------
Reseller shall be as determined by Reseller. Except as otherwise required by Federal or State regulation, the fees for the Paging Services provided by Reseller to End Users shall also be established by Reseller. Reseller shall be responsible for billing and collecting such fees and shall bear the collection risk related thereto.


                                  ARTICLE IV
                                     TERM
                                     ----

     The initial term of this Agreement shall commence on the date hereof and shall continue until the third (3rd) anniversary of the date hereof. The initial term shall be extended automatically for successive one (1) year terms unless either party gives written notice of its intent not to so extend more than ninety (90) days prior to the end of the initial term or any extension thereof. The initial three (3) year term of this Agreement, plus any extensions, shall be the "Term" of this Agreement.


                                   ARTICLE V
                          PROVISION OF PAGING NUMBERS
                          ---------------------------

     5.01 Provision. Effective as of the date hereof, and provided Reseller is
          ---------
not in arrears in amounts due PageNet, PageNet will provide to Reseller telephone numbers as available within the Territory which are to be used by Reseller to provide paging Services to End Users in connection with Paging Equipment supplied by Reseller. Reseller shall acquire no property right in such numbers, which may be reassigned by PageNet in its sole discretion in the ordinary course of its business.

     5.02 Minimum Period. Any provision of telephone numbers hereunder shall be
          --------------
effective for, and Reseller shall be obligated to pay the charges for such numbers for, a minimum service period of one (1) month.

     5.03 Limitation of Assignment of Paging Numbers. PageNet reserves the
          ------------------------------------------
right, in its sole discretion, to limit the provision of telephone numbers to Reseller (for tone-only, digital display, alphanumeric paging services, or all) for technical reasons, including the limited availability of numbers or radio frequencies for the provision of Paging Services in the Territory.

     5.04 Number Activation/Discontinuance. In order to request activation of
          --------------------------------
telephone numbers assigned pursuant to Paragraph 5.01, Reseller must utilize the method of activation requested by PageNet. If a direct access system for pager programming transactions is required by PageNet, Reseller must provide any necessary access equipment, including personal computer and modem, to utilize the direct access system. Further, all capcodes utilized for pager activation through PageNet's direct access system service are to be issued and secured through PageNet. PageNet may disconnect any pager(s) with unauthorized capcode(s) on twenty-four (24) hours notice to Reseller. PageNet shall not be liable for any failure or inability to provide direct access system service to Reseller. PageNet reserves the right, in its sole discretion, to discontinue Reseller's direct access system service at any time. If activation by facsimile is requested by PageNet, Reseller may request activation of telephone numbers assigned by faxing specific requests to PageNet's office between 9:00 a.m. and 4:30 p.m. local time Monday through Friday excluding holidays). PageNet may request Reseller to activate telephone numbers in minimum blocks of 1, if Reseller does not utilize a direct access system. Resellers not using a direct access system must make any request for discontinuance of a telephone number in writing in advance of such discontinuance. If Reseller has not paid any amounts due PageNet, PageNet shall have the right to discontinue activation of additional telephone numbers or adding cap codes, without liability of PageNet to Reseller.


                                  ARTICLE VI
                                 SERVICE FEES
                                 ------------

     6.01 Basic Services. In consideration for the Basic Services provided by
          --------------
PageNet pursuant to Paragraph 2.01, for each telephone number assigned by PageNet to Reseller pursuant to paragraph 5.01 and 5.02, Reseller shall pay the monthly Basic Service Rate specified in Exhibit A.

     6.02 Optional Services. In consideration for any Optional Services provided
          -----------------
by PageNet pursuant to Paragraph 2.02, Reseller shall pay the rates specified in Exhibit A.

     6.03 Manner of Payment. PageNet shall submit to Reseller an invoice for
          -----------------
monthly payments due under Paragraphs 6.01 and 6.02 for services rendered in a month, plus applicable taxes, on or before the third (3rd) business day of the beginning of such month. Reseller shall pay the full amount set forth in such invoice, without offset, on or before the tenth (10th) day of such month. All payments shall be made to PageNet by check, or cash or cash equivalent if required by PageNet, at the address set forth in Paragraph 14.02 or at such other address as PageNet may specify from time to time.

     6.04 Late Payment. Any payments due from Reseller which are not made by the
          ------------
date set forth in Paragraph 6.03 shall be assessed a late payment charge calculated at the lesser of the maximum rate permitted by law or a compounded rate of one and one-half percent (1-1/2%) per month on the amount outstanding from the date such amount was due until the date paid.

     6.05 Absolute Obligation. The amounts due to PageNet under this Article VI
          -------------------
shall be paid by Reseller regardless of whether Reseller has been paid for the Paging Services it renders to End Users. The amount of any disputed bill shall be paid in accord with Section 6.03, together with a written statement by Reseller of the specific ground for dispute. Any disputed amount shall be refunded by PageNet with interest calculated as provided in Section 6.04, in the event and to the extent the dispute is resolved in Reseller's favor through negotiation or arbitration pursuant to Article XIII.

     6.06 Credits for Interruptions. Reseller shall be entitled, upon request,
          -------------------------
to a credit for interruptions in service which last in excess of eight (8) consecutive hours, which credit amount shall be equal to that part of Reseller's payment to PageNet which is equivalent to the fraction of the relevant month during which service was interrupted. Such credit shall be applied as a reduction in future invoices.


                                  ARTICLE VII
                                  REGULATION
                                  ----------

     Reseller acknowledges that the activities of PageNet and/or Affiliates in connection with the provision of Paging Services hereunder are regulated by the FCC and that the activities of PageNet and Reseller in connection with the transactions contemplated by this Agreement are or may be subject to regulation by authorities in the individual state(s) of operation. Accordingly, Reseller and PageNet mutually agree as follows:

     7.01 Consents. The execution, delivery and performance of this Agreement
          --------
and the transactions contemplated hereby are subject to the receipt of any necessary prior approvals or authorizations by or from the FCC or any other Federal, State or Local governmental authority. Reseller and PageNet agree to use their best efforts to promptly obtain any such approvals or authorizations applicable to them.

     7.02 Compliance with Regulations. Reseller and PageNet shall comply, in all
          ---------------------------
material respects, with all statutes, laws, regulations, tariffs and orders adopted or issued by any governmental authority governing the provision of Paging Services by PageNet to Reseller and by reseller to End Users. In the event the FCC or any other governmental entity shall require any material additions, deletions, or modifications to the terms or conditions of this Agreement, PageNet and Reseller shall use reasonable efforts to reconstitute this Agreement to comply with such requirements, but only to the extent that such modifications would not materially affect the rights and obligations of the parties hereto.

     7.03  Records.  Reseller shall maintain records regarding its resale
           -------
activities to the extent required by the FCC or any other governmental authority, and such records shall be made available to PageNet for its inspection upon reasonable request.

     7.04  Control of Radio Facilities. Reseller acknowledges that PageNet or
           ---------------------------
its Affiliate is the FCC licensee of the radio paging facilities used to provide Paging Services to Reseller hereunder and that PageNet or its Affiliate has the sole authority and responsibility to ensure that the paging facilities are operated in accordance with the terms of their licenses and the rules and regulations of the FCC. No provision of this Agreement shall be construed as vesting in Reseller any control over the radio paging facilities licensed to PageNet or its Affiliate, and PageNet or its Affiliate shall maintain full responsibility for the control, supervision, operation and maintenance of such facilities. Reseller shall immediately notify PageNet of any complaints received from End Users relating to the provision of Paging Services over the paging facilities and shall confirm such complaints to PageNet in writing.


                                 ARTICLE VIII
                         REPRESENTATION AND WARRANTIES
                         -----------------------------

     PageNet and Reseller represent and warrant that: this Agreement is a legal, valid and binding obligation of each such party, enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.

                                  ARTICLE IX
                                  TERMINATION
                                  -----------

     Anything set forth herein to the contrary notwithstanding, this Agreement may be terminated by PageNet or Reseller as provided below:

     9.01  Nonpayment. PageNet may terminate this Agreement if Reseller has
           ----------
failed to pay any amounts due under Article VI, and such failure continues for a period of ten (10) days after the receipt by Reseller of notice of nonpayment from PageNet.

     9.02  Abandonment. PageNet may terminate this Agreement immediately if
           -----------
Reseller has abandoned its business and/or ceased providing support to End Users and potential customers.

     9.03  Other Breaches. Either party may terminate this Agreement if the
           --------------
other party commits a material breach or default of any of the provisions of this Agreement other than those related to payment to PageNet or abandonment and such breach or default has not been cured within thirty (30) days after receipt by the breaching party of the non-breaching party's notice of such breach default.

     9.04  Minimum Threshold. If Reseller shall fail to have and maintain a
           -----------------
minimum of _______ pager numbers assigned within _____ months of this Agreement, PageNet may terminate this Agreement at its sole discretion. Prior to termination, Reseller shall be granted the option of accepting billing and paying for a minimum of such amount of pager numbers per Exhibit A.

     9.05  Government Restrictions. Either party may terminate this Agreement if
           -----------------------
the performance of this Agreement pursuant to the terms hereof has been prohibited by any Federal, State or Local court, Governmental or regulatory body, and the parties are unable to reconstitute this Agreement pursuant to Paragraph 7.02.

     9.06  After Initial Term. Either party may terminate this Agreement at any
           ------------------
time following the initial term by providing ninety (90) days written notice to the other party.

     9.07  Consequences of Termination. If this Agreement is terminated by
           ---------------------------
reason of an uncured breach by Reseller, Reseller shall immediately provide PageNet with a list of names, addresses and telephone numbers of all End Users served by Reseller. Upon any termination, PageNet shall have the right to directly provide Paging Services to such End Users as permitted by law, with no further liability by PageNet to Reseller. PageNet may also notify (by electronic signal, voice mail or otherwise) End Users of the fact that service will no longer be provided to them by PageNet through Reseller, and of the means whereby continuity of service may be assured. The termination of this Agreement pursuant to this Article IX shall not relieve the parties of any obligations incurred hereunder up to and including the date of termination.

                                   ARTICLE X
                            LIMITATION OF LIABILITY
                            -----------------------

     Notwithstanding any other provision of this Agreement, the liability of PageNet to Reseller resulting from PageNet's failure or inability to provide the Paging Services specified herein shall be limited to credits for interruptions as specified in Paragraph 6.06. Other than such credits, Reseller's sole remedy for PageNet's failure or inability to perform its obligations under this Agreement shall be to terminate this Agreement as provided in Article IX. IN NO EVENT SHALL PAGENET BE LIABLE TO RESELLER OR TO ANY END USERS FOR ANY AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS, INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS OR SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUES, OR ANY OTHER LEGAL THEORY.

                                  ARTICLE XI
                                INDEMNIFICATION
                                ---------------

     Reseller shall indemnify and hold harmless PageNet, its Affiliates, their respective directors, officers, employees, agents, subsidiaries, affiliates, subcontractors and assignees, or any of them, from and against all claims, damages and liabilities resulting from the acts or omissions of Reseller or the failure by Reseller to perform its obligations hereunder.


                                  ARTICLE XII
                          TRADE NAMES AND TRADE MARKS
                          ---------------------------

     Reseller acknowledges and agrees that PageNet (or an Affiliate of PageNet) is the sole and exclusive owner of all right, title and interest in and to the trademarks, service marks and trade names "Paging Network," "Paging Network of Atlanta," "PageNet," "PageMate," "SurePage," "VoiceNow," and all other trademarks, service marks, corporate names and trade names used from time to time by PageNet or its Affiliates (collectively, the "Marks"). Reseller agrees that, at any time during the term hereof or after its expiration or termination, it will not in any manner represent that it has any right, title or interest in or to any of the Marks, it will not use any of the Marks in any way, it will not register or attempt to register any of the Marks (or any mark or name confusingly similar to any of the Marks) under the laws of any jurisdiction, and it will not do or cause or suffer to be done any act or thing impairing the distinctiveness of the Marks or any part of PageNet's rights, title and interest therein (whether or not the Marks are registered in the jurisdiction(s) in which Reseller is located or does business). Reseller shall use and display the Marks exclusively to identify PageNet and the products and Paging Services and Optional Services provided by PageNet, and only in such form and manner as may be authorized by PageNet in writing from time to time. All uses of the Marks by Reseller shall inure to the exclusive benefit of PageNet.


                                 ARTICLE XIII
                                  ARBITRATION
                                  -----------

     ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY BREACH THEREOF, SHALL BE SETTLED BY ARBITRATION IN THE TERRITORY AND IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES THEN IN FORCE OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE ORDER RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

                                  ARTICLE XIV
                                 MISCELLANEOUS
                                 -------------

     14.01 Assignment. This Agreement shall be binding upon and inure to the
           ----------
benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor Reseller's End User accounts may be assigned by Reseller in any manner, including in connection with the acquisition of the stock or assets of Reseller, without the prior written consent of PageNet, which shall not be unreasonably withheld, and provided that Reseller shall notify PageNet in writing of the terms of any proposed transfer at least thirty days prior to its consummation, and provided further, that Reseller shall have at the same time extended to PageNet a right to acquire Reseller's End User Accounts and/or rights hereunder on the same terms, which offer shall be accepted or declined by PageNet in writing within twenty days of PageNet's receipt thereof. No assignment or transfer of this Agreement or any End User accounts shall be valid if any monetary amounts remain due and payable to PageNet by Reseller.

     14.02 Notices.  Any notice, request, instruction, legal process or other
           -------
document to be given hereunder shall be in writing and shall be delivered by hand delivery, facsimile, or overnight mail service to the address and/or telephone number set forth below or such other number(s) or addresses as may be specified by the relevant party, in writing, from time-to-time during the term hereof.

If to PageNet:      PageNet of Atlanta, Inc.
                    3475 Lenox Road Suite 500
                    Atlanta, GA 30326
                    404-841-9100 (Reseller Dept. EXT 151)
                    Fax:  404-861-0340


If to Reseller:     ______________________________________
                    ______________________________________
                    ______________________________________
                    ______________________________________
                    Fax:__________________________________

     Notices sent by the above means shall be conclusively deemed received on the date shown on the confirmation slip (for notices sent by facsimile transmission), or in the case of courier or overnight service, the date of receipt shall be that stated by the return receipt or other evidence provided by the delivering service.

     14.03 Relationship of the Parties.  Reseller's relationship to PageNet is
           --------------------------
that of an independent contractor and no other relationship is intended or created between the parties hereto. Nothing in this Agreement shall be construed to make Reseller an agent of PageNet.

     14.04 Choice of Law.  This Agreement shall be construed in accordance with
           -------------
and governed by the laws of the State of GEORGIA.

     14.05 Severability.  If any provision of this Agreement is declared or
           ------------
found to be illegal, unenforceable, or void, the parties shall negotiate in good faith to agree on a substitute provision that is legal and enforceable and is as nearly possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

     14.06 No Waiver.  No delay or omission by either party to exercise any
           ---------
right or power shall impair any such right or power or be construed to be a waiver thereof. A waiver by any party of any of the covenants, conditions or contracts to be performed by the other or any breach thereof shall not be construed to be a waiver or any succeeding breach thereof, or of any other covenant, condition or contract herein contained. No change, waiver or discharge hereof shall be valid unless it is in writing, and signed by an authorized representative of the party against which such change, waiver or discharge is sought to be enforced.

     14.07 Counterparts.  This Agreement may be executed by the parties in
           ------------
counterpart copies which together shall constitute the entire agreement between the parties hereto. When executed, this Agreement shall supersede all prior and contemporaneous agreements, written or oral, of the parties with respect to the subject matter hereof and this Agreement may not be amended except by a writing signed the authorized representative of each party

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


          PAGING NETWORK OF ATLANTA, INC.

          By:  /s/  Ali Walker
              --------------------------------------------

          Print Name:   Ali Walker
                      ------------------------------------

          Title:    Reseller Manager
                 -----------------------------------------

          RESELLER

          By  ____________________________________________

          Printed Name: __________________________________

          Title: _________________________________________

                                   Exhibit A
                              SCHEDULE OF CHARGES
                        PAGING NETWORK OF ATLANTA, INC.

A. Basic Service Rate
   Basic Service includes pager air time only in PageNet's Territory served by the (404) (770) (706) (803) (912) telephone area codes.
    -----------------------------

Statellink (Reseller) has agreed to purchase a quantity of _______ basic service activations at a rate of _______ per unit. Both parties to the contract are in agreement that this pricing is contingent upon the ability of __________________ (Reseller) to obtain the benchmark set forth below:

********************************************************************************

*         activations on or before a one-year period from contract date

If the above benchmarks are not met, airtime pricing will increase to reflect PageNet of Atlanta's normal tier pricing schedule as follows:
          1 - 500 units = $****
       501 - 1000 units = $****
      1001 - 2000 units = $****
      2001 - 3000 units = $****
             3001 units = $****

********************************************************************************

B. Optional Services
     Systems (generic) Greeting             $***********************************
     Custom Greeting                        $****
     MiniMail                               $****
     PageMail                               $****
     PageMail Plus                          $****
     Numeric Retrieval                      $****
     Additional Phone Number                $****
     Extended Coverage: Carolina's          $****
                        Florida             $****
                        Tennessee           $****

There is no connection fee charge to the Reseller.

A.15 overcall charge shall apply to those accounts that exceed 450 calls during the period of a month. This will be based on an average number of calls based on the reseller's total activations.

********************************************************************************

The about rate and benchmarks apply to digital paging. The rate for alphanumeric airtime is $**** and is subject to an overcall charge of $********************* *****. The alphanumeric rate shall be considered separate from the digital rate in that it shall exclude both quantity discounts via pricing tiers and the calculation method used in determining digital overcalls.


* Pricing information has been omitted from this Exhibit and from the Agreement pursuant to a confidential treatment request filed with the Commission.